UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WET SEAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

May 3, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, at 10:00 a.m., Pacific time, on Tuesday, June 6, 2006.

During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition to the formal items of business to be brought before the Annual Meeting, there will be a report regarding the progress of our company and there will be an opportunity to ask questions of general interest to you as a stockholder.

I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

HENRY D. WINTERSTERN

Chairman of the Board of Directors

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JUNE 6, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The Wet Seal, Inc. (the “Company”) will be held at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, on Tuesday, June 6, 2006 at 10:00 a.m., Pacific time. At the Annual Meeting you will be asked to consider and vote upon:

1.	The election of a Board of Directors consisting of eight directors to serve until the Company’s 2007 Annual Meeting of Stockholders. The attached Proxy Statement, which accompanies this Notice, includes the names of the nominees to be presented by the Board of Directors for election;

2.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2006; and

3.	Any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned Class A common stock at the close of business on April 19, 2006, you may vote at this meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive offices of the Company for a period of ten days prior to the Annual Meeting.

To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

If you have any questions about the proposals, including the procedures for voting your shares, please contact John J. Luttrell, the Executive Vice President and Chief Financial Officer of the Company, at (949) 699-3918.

BY ORDER OF THE BOARD OF DIRECTORS

JOEL N. WALLER

President and Chief Executive Officer

Foothill Ranch, California

Dated: May 3, 2006

i

ii

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, on Tuesday, June 6, 2006, beginning at 10:00 a.m., Pacific time, and at any adjournments or postponements thereof. This Proxy Statement and related materials are first being mailed to stockholders on or about May 5, 2006.

Matters to be Voted Upon

The Annual Meeting has been called to consider and vote upon:

1.	The election of Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Alan Siegel, Joel N. Waller, Henry D. Winterstern and Michael Zimmerman to serve on the Board of Directors until the Company’s 2007 Annual Meeting. Each of the nominated individuals is a current member of the Company’s Board of Directors;

2.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2006; and

3.	Any other business as may properly come before the Annual Meeting.

Number of Common Shares Outstanding; Voting Rights

Only holders of record of the Company’s common stock at the close of business on April 19, 2006, the record date for this Proxy Statement, are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on that date, there were 74,571,412 shares of the Company’s Class A Common Stock, $0.10 par value per share, issued and outstanding. On that date, no shares of the Company’s Class B Common Stock, $0.10 par value per share, were issued and outstanding. There are currently 500,000 shares of Class A Common Stock held as treasury stock. Holders of Class A Common Stock are entitled to one vote per share. There is no cumulative voting. While the Company has 9,441 shares of Series C Convertible Preferred Stock issued and outstanding, holders of the Series C Convertible Preferred Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

Quorum; Voting Requirements

The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting. Broker non-votes relate to shares of Class A common stock that are not voted by the broker or other nominee who is the record holder of the shares of Class A common stock because the broker or nominee has not been instructed by the beneficial owner to vote and the broker or nominee does not have the discretionary authority to vote on the matter.

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting is required to (i) elect the nominees to the Board of Directors and (ii) ratify the appointment of the independent auditors.

Voting Procedures; Abstentions; Non-Votes

The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, each proxy will be voted FOR all eight nominees and FOR Proposal 2 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the Annual Meeting.

Pursuant to Delaware law, abstentions are treated as present and entitled to vote for purposes of determining a quorum at the Annual Meeting, and therefore would have the effect of a vote against a proposal.

Brokers have discretionary authority to vote on Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Auditors) and thus broker non-votes will not result on these proposals.

Revocation of Proxy

Any proxy received by the Company may be subsequently revoked by the stockholder at any time before it is voted at the Annual Meeting by delivering a subsequent proxy or other written notice of revocation to the Company at its principal executive offices or by attending the Annual Meeting and voting in person.

Delivery of Proxy Materials and Annual Report

Only one Proxy Statement, proxy card and the Annual Report on Form 10-K for the fiscal year ended January 28, 2006 (the “2006 Annual Report”) are being delivered by the Company to multiple stockholders sharing an address, unless the Company receives contrary instructions. The Company will deliver, promptly upon written or oral request, a separate copy of this Proxy Statement and accompanying materials to stockholders at a shared address to which a single copy was delivered.

A stockholder who wishes to receive a separate copy of this Proxy Statement, proxy card or the 2006 Annual Report now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request to Investor Relations at (949) 699-4804, or Investor Relations, The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610.

This Proxy Statement and the 2006 Annual Report are available on the Company’s website at http://www.wetsealinc.com. Information on the Company’s website, other than this Proxy Statement, form of proxy, the Company’s Business Ethics Policy and Code of Conduct, the Company’s Code of Ethics Policy for its Chief Executive Officer and Chief Financial Officer and the charters of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are not part of the Company proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

In accordance with the Company’s Bylaws, as amended, the number of directors to constitute the Board shall be determined from time to time by resolution of the Board, provided, however, that the number of directors shall not be decreased to less than three directors nor increased to more than fifteen directors. Upon the expiration of the term of directors, nominees are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the stockholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

Nominees

The terms of the current directors, Messrs. Jonathan Duskin, Sidney Horn, Harold D. Kahn, Kenneth M. Reiss, Alan Siegel, Joel Waller, Henry D. Winterstern and Michael Zimmerman, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board of Directors has nominated each of the current directors for reelection to the Board of Directors at the Annual Meeting, to serve until the 2007 Annual Meeting of Stockholders.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Duskin, Horn, Kahn, Reiss, Siegel, Waller, Winterstern and Zimmerman to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to the Company by the director nominees, with ages as of April 19, 2006. There are no family relationships among any directors or executive officers of the Company.

Name and Age	Principal Occupation and Background
Jonathan Duskin Age: 38	Mr. Jonathan Duskin has been a director of the Company since March 6, 2006. Since 2005, Mr. Duskin has served as a Managing Director and Partner at Prentice Capital Management, LP, an investment manager. From 2002-2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC. From 1998 to 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin serves on the board of directors of Whitehall Jewelers, Inc., a retailer of fine jewelry.

Sidney M. Horn Age: 55	Mr. Sidney M. Horn has been a director of the Company since January 27, 2005. Mr. Horn has been a partner at the law firm of Stikeman Elliot LLP since May 2000. From 1984 to May 2000, Mr. Horn was a partner at the law firm of Phillips & Vineberg LLP. Mr. Horn currently serves on the board of directors of Prime Restaurant Holdings, Inc., a restaurant franchisor, Astral Media Inc., a Canadian specialty television and radio broadcaster, and Genworth Financial Mortgage Insurance Company, a Canadian mortgage insurance company.

Harold D. Kahn Age: 60	Mr. Harold D. Kahn has been a director of the Company since January 27, 2005. Mr. Kahn is Chairman of the Compensation/Option Committee. Since February 2004, he has served as President of HDK Associates, a consulting company that advises financial and investment groups. From January 1994 to February 2004, Mr. Kahn served as Chairman and Chief Executive Officer of Macy’s East, a division of Macy’s. Mr. Kahn serves on the board of directors of Steve Madden, Ltd., a retailer of footwear, and Ronco Corporation, a retailer of household products.

Kenneth M. Reiss Age: 63	Mr. Kenneth M. Reiss has been a director of the Company since January 27, 2005. Mr. Reiss is Chairman of the Audit Committee. Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young, LLP, where he served as the lead auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc. and Kenneth Cole Productions, Inc. Mr. Reiss serves on the board of directors of Eddie Bauer, Inc., a retailer of outerwear and footwear, and Guitar Center, Inc., a retailer of musical instruments.

Alan Siegel Age: 71	Mr. Alan Siegel has been a director of the Company since 1990. Mr. Siegel is the Chairman of the Nominating and Governance Committee. Mr. Siegel is a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP, which provides legal services to the Company. Mr. Siegel serves on the board of directors of Thor Industries, Inc., a manufacturer of travel trailers and motor homes.

Joel N. Waller Age: 66	Mr. Joel N. Waller has been a director of the Company since December 30, 2004. Effective February 1, 2005, Mr. Waller was appointed President and Chief Executive Officer of the Company. From 1983 to January 2005, Mr. Waller served as Chief Executive Officer of Wilsons The Leather Experts Inc., a specialty retailer of leather outerwear, accessories and apparel in the United States.

Henry D. Winterstern Age: 48	Mr. Henry D. Winterstern has been a director of the Company since August 18, 2004. Mr. Winterstern has been Chairman of the Board of Directors since November 8, 2004. Mr. Winterstern currently serves as the Co-Chairman and Chief Executive Officer of First Look Studios, Inc., a media company involved in the motion picture industry. Prentice Capital Management, LP and its affiliates are significant stockholders of First Look Studios, Inc., as well as of the Company. In 1991, Mr. Winterstern co-founded Capital Entertainment, an investment management and an advisory services company for the entertainment industry, and served as Managing Partner of this firm until August 2005.

Michael Zimmerman Age: 35	Mr. Zimmerman has been a director of the Company since March 6, 2006. Since 2005, Mr. Zimmerman has served as the Chief Executive Officer of Prentice Capital Management, LP, an investment manager. From 2000 to 2005, Mr. Zimmerman managed investments in the retail/consumer sector for S.A.C. Capital Associates LLC. From 1999-2000, Mr. Zimmerman provided financial advisory services at Omega Advisors specializing in retail/consumer companies. Prior to this, Mr. Zimmerman worked in investment management at Lazard Asset Management.

Vote Required

Election of the nominees to the Board of Directors requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Executive Officers

The executive officers of the Company, as of the date of this Proxy Statement, who are not also directors are set forth below:

Name and Age	Principal Occupation and Background

Gregory S. Gemette Age: 42	Mr. Gregory S. Gemette has served as President of Merchandise for Arden B. since March 13, 2006. Mr. Gemette previously served as Senior Vice President, Merchandise and Chief Merchandising Officer of G & G Retail, Inc. Prior to joining G & G Retail, Inc., Mr. Gemette was Executive Vice President and Chief Merchant for the Home Shopping Network, LLC. He has also served as Vice President of Merchandising, Sportswear, for Lane Bryant Stores, formerly a division of the Limited, Inc., and as Vice President and General Merchandise Manager, Women’s, for American Eagle Outfitters, Inc.

Dyan Jozwick Age: 48	Ms. Dyan Jozwick has served as Chief Merchandise Officer for the Wet Seal division since May 2, 2006. Prior to joining the Company, from 1975 to 1995 and from July 1998 to April 2006, Ms. Jozwick served in various capacities, most recently as the Retail Senior Vice President and General Merchandise Manager at Robinsons-May Department Stores, a subsidiary of Federated Department Stores. From October 1995 to July 1998, Ms. Jozwick was the Executive Vice President of Sales, Merchandising and Production at Carole Little, Inc.

John J. Luttrell Age: 51	Mr. John J. Luttrell has served as Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company since December 12, 2005. Prior to joining the Company, from August 2001 to December 2005, Mr. Luttrell served as Senior Vice President or Executive Vice President and Chief Financial Officer of Cost Plus, Inc., a specialty retailer of casual home furnishings and entertaining products in the United States. Mr. Luttrell also served as Vice President Controller of Cost Plus, Inc. from May 2000 to August 2001.

Gary White Age: 54	Mr. Gary White has served as Chief Operating Officer of the Company since April 2, 2006 and as Executive Vice President of the Company since April 2005. From July 2004 to April 2005, Mr. White served a Senior Vice President, Sales and Operations of the Wet Seal division. Prior to joining the Company, from November 2000 to May 2004, Mr. White served as Chief Executive Officer and President of Saver’s Inc., a for profit thrift store chain. Prior to this, Mr. White was the Chief Executive Officer and Vice Chairman of Gymboree Corporation.

Corporate Governance Matters

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with representing the interests of the Company’s stockholders. In accordance with this philosophy, the Board of Directors has taken the following steps, among others, to reinforce the Company’s values by promoting responsible business practices and good corporate citizenship.

Independence Determinations

The Board of Directors continually reviews the relationships that each director has with the Company. The Board of Directors currently has eight members, seven of whom the Board of Directors has affirmatively determined are not individuals having a relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are therefore “independent” in accordance with Nasdaq National Market listing standards. The sole director that the Board of Directors has determined not to be “independent” in accordance with the foregoing standards is Joel N. Waller, the Company’s President and Chief Executive Officer.

The Board of Directors has affirmatively determined that each member of the Audit Committee, the Compensation/Option Committee and the Nominating and Governance Committee of the Board of Directors is “independent” in accordance with Nasdaq National Market listing standards and that each member of the Audit Committee is “independent” as required by the applicable rules and regulations promulgated under the Exchange Act.

Executive Sessions; Meetings with Management

The non-management members of the Board of Directors meet in executive session on a regular basis. The Audit Committee meets in executive session with the independent registered accountants regularly. All other committees are given the opportunity to meet without management present as they deem necessary.

Senior members of management are invited to make presentations to the Board of Directors or committees to provide management insight into items being discussed by the Board of Directors or committees and to bring managers with high potential into contact with the Board of Directors. In addition, Board members have free access to all other members of management and employees of the Company.

Board and Committee Meeting Agendas

The Chairman of the Board of Directors establishes the agenda for each Board of Directors meeting. Any other member of the Board of Directors is free to suggest the addition of any other item(s). The chairpersons of the committees or other designated committee members coordinate committee meeting agendas with appropriate members of management. Other committee members are free to suggest additional agenda items.

Codes of Business Conduct

The Company has adopted The Wet Seal, Inc. Business Ethics Policy and Code of Conduct that is applicable to all directors, officers and employees. The purpose of the Company’s Business Ethics Policy and Code of Conduct is to foster compliance with applicable laws affecting the Company and to set a standard for the Company’s expectations for business conduct. The Company’s Business Ethics Policy and Code of Conduct is set forth as Exhibit B to this Proxy Statement and is available on the Company’s website at http://www.wetsealinc.com. The Company has also adopted a Code of Ethics Policy for its Chief Executive Officer and Chief Financial Officer to promote ethical conduct in the practice of financial management and corporate governance. The Code of Ethics Policy is available on the Company’s website at http://www.wetsealinc.com.

Meetings and Committees of the Board of Directors

The Board of Directors met or took action by written consent seventeen times during the fiscal year ended January 28, 2006. Each of the members of the Board of Directors then in such position attended at least 75% of the Board of Directors meetings and their respective committee meetings on which they served.

The Company’s informal policy is that all of its directors attend the annual meeting of stockholders unless a director gives prior notice to the Chairman of the Board of Directors of his inability to attend due to health or business reasons. All members of the Board of Directors then in office attended the 2005 annual meeting of stockholders.

As of the date of this Proxy Statement, the Board of Directors has three standing committees: (1) the Audit Committee, (2) the Compensation/Option Committee and (3) the Nominating and Governance Committee.

Audit Committee

The Company has an Audit Committee which was established in accordance with the applicable rules and regulations promulgated under the Exchange Act. For fiscal year 2005, the Audit Committee consisted of Kenneth M. Reiss (Chairman), Sidney M. Horn and Henry D. Winterstern, each of whom the Board of Directors had affirmatively determined was “independent” in accordance with the Nasdaq National Market listing standards and the applicable rules and regulations promulgated under the Exchange Act. On March 22, 2006, the composition of the Audit Committee changed and its current members are Mr. Kenneth M. Reiss (Chairman), Jonathan Duskin, Sidney M. Horn and Henry D. Winterstern, each of whom the Board of Directors has affirmatively determined is “independent” in accordance with the Nasdaq National Market listing standards and the applicable rules and regulations promulgated under the Exchange Act.

Mr. Reiss, a certified public accountant with 38 years of experience in auditing public companies during his tenure at Ernst & Young LLP, has been determined by the Board of Directors to be the Audit Committee’s “financial expert” under the regulations of the Securities and Exchange Commission and to be “financially sophisticated” under Nasdaq listing standards. During the fiscal year ended January 28, 2006, the Audit Committee met or took action by written consent six times.

The Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to the Board of Directors internal accounting and finance controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company’s financial statements. The Audit Committee is also responsible for recommending to the Board of Directors (i) independent registered public accountants to audit the annual financial statements of the Company and (ii) the scope of the audit to be undertaken by the accountants. The Charter of the Audit Committee, which was amended on November 15, 2005, is set forth as Exhibit A to this Proxy Statement and is available on the Company’s website at http://www.wetsealinc.com.

Compensation/Option Committee

The Company has a Compensation/Option Committee, which consisted of Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss and Henry D. Winterstern during the fiscal year 2005, each of whom the Board of Directors had affirmatively determined was “independent” in accordance with Nasdaq National Market listing standards. On March 22, 2006, the composition of the Compensation/Option Committee changed and its current members are Harold D. Kahn (Chairman), Sidney M. Horn and Michael Zimmerman, each of whom the Board of Directors has affirmatively determined is “independent” in accordance with Nasdaq National Market listing standards. During the fiscal year ended January 28, 2006, the Compensation/Option Committee met or took action by written consent four times.

The Compensation/Option Committee is responsible for establishing general compensation policies and specific compensation levels for the Company’s executive officers and is responsible for granting restricted stock, performance shares and stock options to executive officers, other key employees and consultants. See “Report of the Compensation/Option Committee on Executive Compensation.” The Charter of the Compensation/Option Committee is available on the Company’s website at http://www.wetsealinc.com.

Nominating and Governance Committee

The Company has a Nominating and Governance Committee, which consisted of Alan Siegel (Chairman) and Harold D. Kahn during the fiscal year 2005, each of whom the Board of Directors had affirmatively determined was “independent” in accordance with the Nasdaq National Market listing standards. On March 22, 2006, the composition of the Nominating and Governance Committee changed and its current members are Alan Siegel (Chairman), Harold D. Kahn and Michael Zimmerman, each of whom the Board of Directors has affirmatively determined is “independent” in accordance with the Nasdaq National Market listing standards. The Nominating and Governance Committee met or took action by written consent once during the fiscal year ended January 28, 2006.

The Nominating and Governance Committee proposes to the Board of Directors nominees for election to the Board of Directors. The Nominating and Governance Committee is also responsible for advising the Board of Directors with respect to Board composition, compensation, procedures and committees, and for recommending to the Board of Directors a set of corporate governance principles and overseeing the compliance of the Board of Directors with such principles. The Charter of the Nominating and Governance Committee is available on the Company’s website at http://www.wetsealinc.com.

Consideration of Director Nominees

Stockholder Nominees. The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors”. Any stockholder who desires to recommend a nominee for the Board of Directors must submit a letter addressed to the Secretary of the Company at 26972 Burbank, Foothill Ranch, California 92610, and which is clearly identified as a “Director Nominee Recommendation”. All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Any stockholder recommendations for the 2007 Annual Meeting must be submitted by December 15, 2006 to assure time for meaningful consideration and evaluation of the nominees by the Nominating and Governance Committee.

Director Qualifications. In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating and Governance Committee’s criteria for selecting new directors includes possession of such knowledge, experience, skills, expertise and diversity as may enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, as may enhance the ability of committees of the Board of Directors to fulfill their respective duties.

Identifying and Evaluating Nominees for Directors. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at periodic meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Compensation/Option Committee Interlocks and Insider Participation

During the fiscal year ended January 28, 2006, each of the following individuals served on the Compensation/Option Committee: Messrs. Horn, Kahn, Reiss, Siegel and Winterstern. Mr. Siegel resigned from the Compensation/Option Committee on May 12, 2005. There were no Compensation/Option Committee interlocks or insider participation during the fiscal year ended January 28, 2006.

Stockholder Communications

Any communications to the Board of Directors should be sent to the Secretary of the Company. There is no screening process, other than to confirm that the sender is a stockholder, and all stockholder communications which are received by the Secretary of the Company for the Board of Directors’ attention are forwarded to the Board of Directors with a copy to the Chairman of the Audit Committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon recommendation of the Audit Committee, the Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the independent auditors of the Company for the fiscal year 2006. Deloitte & Touche LLP served as the independent auditors of the Company for the 2005 fiscal year.

Neither the Company’s Restated Certificate of Incorporation, as amended, nor its Bylaws require that the stockholders ratify the selection of the Company’s independent auditors. The Company is doing so because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but may retain such independent auditors. Even if the appointment is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from stockholders.

Principal Accountant Fees and Services

The fees incurred by the Company for Deloitte & Touche LLP’s services for fiscal year 2004, as set forth in the Company’s Proxy Statement dated June 17, 2005, included estimates which have been updated in this Proxy Statement to reflect final amounts of fees incurred. Such fees for fiscal year 2005 are subject to subsequent adjustment if final amounts billed differ from the current estimates. During fiscal years 2004 and 2005, fees for services provided by Deloitte & Touche LLP were as follows:

Audit Fees

The aggregate fees incurred by the Company for Deloitte & Touche LLP’s audit of the Company’s fiscal year 2005 annual financial statements, the issuance of consents, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit of the annual management assessment of the effectiveness of internal controls over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002) totaled $1,130,000 and $1,461,000 in fiscal years 2004 and 2005, respectively.

Audit-Related Fees

The aggregate fees billed to the Company by Deloitte & Touche LLP for audit-related services totaled $18,000 and $21,000 in fiscal years 2004 and 2005, respectively.

Tax Fees

The aggregate fees billed to the Company by Deloitte & Touche LLP for tax compliance, tax advice and tax planning services totaled $150,000 and $213,000 in fiscal years 2004 and 2005, respectively.

All Other Fees

Other than the services described above, there were no other fees billed by Deloitte & Touche LLP for services rendered to the Company in fiscal years 2004 and 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the following year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Audit services are services rendered by the independent auditors for the audit of financial statements and review of financial statements included in the Company’s Quarterly Report on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. In addition, the independent auditors engage in a review of the effectiveness of the Company’s internal controls over financial reporting.

Audit-related services are for assurance and related services performed by the independent auditors that are reasonably related to the performance of the audit or review of the financial statements, including the audit of the annual financial statements for the Company’s Retirement Savings Plan.

Tax services include all services performed by the independent auditors for tax compliance, tax planning and tax advice, including professional services rendered for preparation and review of the federal and state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income tax issues.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2006 FISCAL YEAR.

Report of the Audit Committee

For fiscal year 2005, the Audit Committee consisted of three directors, each of whom the Board of Directors had affirmatively determined was “independent” in accordance with the Nasdaq National Market listing standards and the applicable rules and regulations promulgated under the Exchange Act. Kenneth M. Reiss, Chairman of the Audit Committee, has been determined to be the Audit Committee’s “financial expert” and financially sophisticated under the Securities and Exchange Commission and the Nasdaq listing standards, respectively. The Audit Committee operates under a written charter, which was amended on November 15, 2005, a copy of which is set forth as Exhibit A to this Proxy Statement and is available on the Company’s website at http://www.wetsealinc.com.

Management of the Company has primary responsibility for preparing financial statements of the Company, including the Company’s internal controls, as well as the Company’s financial reporting process. Deloitte & Touche LLP, an independent registered public accounting firm, acting as the Company’s independent auditors, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board and to issue a report thereon and as to management’s assessment of the effectiveness of internal controls over financial reporting. The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2005 with the Company’s management and Deloitte & Touche LLP, an independent registered public accounting firm, acting as the Company’s independent auditors. Additionally, the Audit Committee has reviewed and discussed, with management and with Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

•	The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm’s independence.

Based on the review and discussion referred to in the three bullet points above, the Audit Committee, as constituted during the fiscal year 2005, recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements of the Company for fiscal year 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, for filing with the Securities and Exchange Commission.

Audit Committee:

Kenneth M. Reiss (Chairman)

Sidney M. Horn

Henry D. Winterstern

The foregoing Report of the Audit Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Class A Common Stock for (i) each person known to the Company to have beneficial ownership of more than 5% of the Company’s Class A Common Stock; (ii) each of the Company’s directors; (iii) each person who served as Chief Executive Officer during fiscal year 2005, including the Company’s former interim Chief Executive Officer, the two other most highly compensated executive officers serving as executive officers at the end of the last fiscal year and one former officer who would have been among the four most highly compensated executive officers but for the fact that such individual was not serving as an executive officer as of the end of the last fiscal year (collectively, the “Named Executive Officers”); and (iv) all directors of the Company and the Named Executive Officers as a group. Except for information based upon Schedule 13D or Schedule 13G, as indicated in the footnotes, beneficial ownership is stated as of April 19, 2006.

As of April 19, 2006, there were 74,571,412 shares of Class A Common Stock issued and outstanding and no shares of Class B Common Stock issued and outstanding. While the Company has 9,441 shares of Series C Convertible Preferred Stock issued and outstanding, holders of the Series C Convertible Preferred Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

Name and Address of Stockholder	Beneficial Ownership of Shares of Class A Common Stock	Percent of Beneficial Ownership of Shares of Class A Common Stock
Prentice Capital Management, LP (1) 623 Fifth Avenue, 32nd Floor New York, NY 10022	7,934,263	9.99	%(2)

S.A.C. Capital Associates, LLC (3) c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, CT 06902	6,285,389	8.12%

Michael Gold (4) YM Inc. 50 Dufflaw Road Toronto, Ontario M6A2W1 Canada	5,600,000	7.51%

GMM Capital LLC (5) 950 Third Avenue, Suite 2805 New York, NY 10022	7,880,358	9.76%

Riverview Group, LLC (6) c/o Millenium Management, L.L.C. 666 Fifth Avenue New York, NY 10103	5,402,811	6.76%

FMR Corp. (7) 82 Devonshire Street Boston, MA 02109	7,002,400	9.39%
Joseph Deckop	42,750	*
Jonathan Duskin	—	*
Douglas C. Felderman	63,751	*

Name and Address of Stockholder	Beneficial Ownership of Shares of Class A Common Stock	Percent of Beneficial Ownership of Shares of Class A Common Stock
Sidney M. Horn (8)	300,000	*
Harold D. Kahn (8)	270,000	*
Jennifer Pritchard (9)	181,200	*
Kenneth M. Reiss (8)	300,000	*
Alan Siegel (8)(10)	347,417	*
Joel N. Waller (11)	2,066,667	*
Gary White (12)	131,400	*
Henry D. Winterstern (13)	1,005,000	*
Michael Zimmerman (1)	7,934,263	9.99	%(2)
All directors and officers as a group (12 individuals) (14)	12,646,448	16.76%

*	Less than 1%
(1)	As reported in Amendment No. 1 to a Schedule 13D dated April 10, 2006, (i) Prentice Capital Management, LP (“Prentice Capital Management”) may be deemed to beneficially own 7,934,263 shares (including 4,350,500 shares issuable upon exercise of warrants, conversion of secured convertible notes or conversion of Series C Convertible Preferred Stock), (ii) Prentice Capital GP, LLC (“Prentice Capital GP”) may be deemed to beneficially own 747,526 shares (representing 488 shares of Series C Convertible Preferred Stock that are initially convertible into 162,666 shares of the Company’s Class A Common Stock, warrants initially exercisable into 583,433 shares of the Company’s Class A Common Stock and 1,427 shares of the Company’s Class A Common Stock), (iii) Michael Zimmerman may be deemed to beneficially own 7,934,263 shares (including 4,350,500 shares issuable upon exercise of warrants) and (iv) Charles Phillips may be deemed to beneficially own 2,320,000 shares (including 558 shares of Series C Convertible Preferred Stock that are initially convertible into 186,000 shares of the Company’s Class A Common Stock and warrants and secured convertible notes initially exercisable into 2,133,333 shares of the Company’s Class A Common Stock). Prentice Capital Management serves as investment manager to Prentice Capital Offshore and manages certain investments for S.A.C. Capital Associates, LLC (“SAC”). Prentice Capital GP is the general partner of Prentice Capital Partners QP, Prentice Capital Partners and certain other entities (such certain other entities together with SAC, the “Managed Accounts”) and has voting and dispositive authority over the Company’s Class A Common Stock owned by those entities. Mr. Zimmerman controls Prentice Capital Management, Prentice Capital GP and Prentice Management GP. Each of Prentice Capital Management, Prentice Capital GP, Prentice Management GP and Mr. Zimmerman disclaim beneficial ownership of any of the securities. Mr. Phillips is a principal officer of Prentice Capital Management and Prentice Capital GP and does not have any investment or voting power with respect to the securities held by Prentice Capital Partners, Prentice Capital Partners QP, Prentice Capital Offshore or the Managed Accounts. Each of Prentice Capital Partners, Prentice Capital Partners QP, Prentice Capital Offshore and Mr. Phillips disclaims beneficial ownership of any of these securities not held by it.
(2)	Each Reporting Person, as holders of secured convertible notes, Series C Convertible Preferred Stock and warrants, is prohibited from converting or exercising any of such securities if as a result it would beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) more than 9.99% of the Company’s outstanding Class A Common Stock pursuant to an ownership limitation set forth in the document evidencing the respective securities.
(3)

As reported in Amendment No.1 to a Schedule 13G dated December 31, 2005, S.A.C. Capital Advisors, LLC (“SAC Capital Advisors”), S.A.C. Capital Management, LLC (“SAC Capital Management”), S.A.C. Capital Associates, LLC (“SAC Capital Associates”) and Steven A. Cohen may be deemed to be the beneficial owner of 6,285,389 shares of Class A Common Stock (including 2,826,580 shares of Class A Common Stock issuable upon exercise of warrants, conversion of secured convertible notes or conversion of Series C Preferred Stock). Prentice Capital Management, LP, a Delaware limited partnership (“Prentice Capital Management”) manages various investments of SAC Capital Associates, including the SAC Capital

Associates’ investments in the Company. Prentice Capital Management has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the Company’s Class A Common Stock that SAC Capital Associates may be deemed to beneficially own. As a result, SAC Capital Advisors, SAC Capital Management, SAC Capital Associates and Mr. Cohen may be deemed to constitute a “group” within the meaning of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, with Prentice Capital Management and its affiliates with respect to their investments in the Company. Each of SAC Capital Advisors, SAC Capital Management, SAC Capital Associates and Mr. Cohen disclaims beneficial ownership of any securities owned by Prentice Capital Management or its affiliates. SAC Capital Advisors, SAC Capital Management, and Mr. Cohen own directly no shares of the Company’s Class A Common Stock. Pursuant to investment agreements, each of SAC Capital Advisors and SAC Capital Management share all investment and voting power with respect to the securities held by SAC Capital Associates. As stated above, Prentice Capital Management manages various investments of SAC Capital Associates, including the SAC Capital Associates’ investments in the Company and has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the shares of the Company’s Class A Common Stock that SAC Capital Associates may be deemed to beneficially own as of the date hereof. Mr. Cohen controls both SAC Capital Advisors and SAC Capital Management.

(4)	As reported in a Form 3/A filed on April 24, 2006 and based on information provided by the Company, this amount includes (i) 1,750,000 performance shares which are generally subject to vesting in accordance with a schedule based on the weighted average closing price of the Class A common stock during the period from January 1, 2007 to January 1, 2008 and (ii) 100,000 shares held by YM Inc. (Investments), an entity owned 100% by YM Inc. (Sales), which is an entity owned 100% by Mr. Gold.
(5)	Based on information provided by GMM Capital LLC, GMM Capital LLC, a Delaware limited liability company and GMM Trust, a trust formed under the law of the State of New Jersey, may be deemed to be the beneficial owner of 8,220,159 shares of the Company’s Class A Common Stock, issuable to GMM Capital LLC upon the conversion of certain secured convertible notes and Series C Convertible Preferred Stock and the exercise of certain warrants. GMM Trust is the sole member of GMM Capital.
(6)	As reported in Amendment No. 1 to a Schedule 13G dated December 31, 2005, each of Millenco, L.P., a Delaware limited partnership (“Millenco”), Millennium Holding Group, L.P., a Delaware limited partnership (“Holding”), Millennium Management, L.L.C., a Delaware limited liability company (“Millennium Management”) and Israel A. Englander may be deemed to be the beneficial owner of 5,402,811 shares of Class A Common Stock. Subject to the ownership limitation described in Note 2, each of Millenco, Holding, Millennium Management and Mr. Englander may be deemed to be the beneficial owner of (i) 3,111,112 shares of Class A Common Stock issuable to Riverview Group, LLC, a Delaware limited liability company (“Riverview”) upon the conversion of certain secured convertible notes, (ii) 537,000 shares of Class A Common Stock issuable to Riverview upon the conversion of certain preferred stock and (iii) 1,754,700 shares of Class A Common Stock issuable to Riverview upon the exercise of certain warrants. The managing member of Riverview is Holding. Millennium Management is the general partner of Holding and Millenco and consequently may be deemed to have voting control and investment discretion over securities owned by Holding, Riverview and Millenco. Mr. Englander is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to be considered the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by any of Holding, Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Riverview or Millenco. Millennium Partners, L.P., a Cayman Islands exempted limited partnership (“Partners”), is a limited partner of Holding and of Millenco. As a limited partner, Partners has no investment or voting control over Holding or Millenco or their securities positions.
(7)

As reported in Amendment No. 1 to a Schedule 13G dated February 14, 2006, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. (“FMR”) and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the “1940 Act”), is the beneficial owner of 7,002,400 shares of the Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act. The ownership of one investment company, Fidelity Contrafund, amounted to 4,074,000 shares of Class A Common Stock. Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 7,002,400 shares owned by the funds. Members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(8)	Includes 200,000 restricted shares of Class A Common Stock which are subject to vesting restrictions but have voting rights.
(9)	Includes 89,200 shares of Class A Common Stock issuable upon the exercise of options within 60 days of April 19, 2006.
(10)	Includes 77,417 shares of Class A Common Stock issuable upon the exercise of options within 60 days of April 19, 2006. Does not include 30,000 shares of Class A Common Stock which are held in the John R. Siegel 2006 Trust and of which Mr. Siegel disclaims beneficial ownership.
(11)	Includes (i) 166,667 shares of Class A Common Stock issuable upon the exercise of options within 60 days of April 19, 2006 and (ii) 1,200,000 performance shares of Class A Common Stock which are subject to vesting restrictions but have voting rights.
(12)	Includes (i) 30,000 shares of Class A Common Stock issuable upon the exercise of options within 60 days of April 19, 2006 and (ii) 100,000 performance shares of Class A Common Stock which are subject to vesting restrictions but have voting rights.
(13)	Includes (i) 5,000 shares of Class A Common Stock issuable upon the exercise of options within 60 days of April 19, 2006 and (ii) 500,000 restricted shares of Class A Common Stock which are subject to vesting restrictions but have voting rights.
(14)	Includes (i) 368,284 shares of Class A Common Stock issuable upon the exercise of options within 60 days of April 19, 2006, (ii) 1,300,000 performance shares of Class A Common Stock which are subject to vesting restrictions but have voting rights and (iii) 1,300,000 restricted shares of Class A Common Stock which are subject to vesting restrictions but have voting rights.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation (cash and non cash), for fiscal years 2005, 2004 and 2003 of the Named Executive Officers.

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus			Restricted Stock Awards			Securities Underlying Stock Options	All other Compensations ($)
Joel N. Waller President and Chief Executive Officer	2005 2004 2003		$635,000 — —		$796,250 — —			$5,688,000 — —	(2)	500,000 — —	$15,699 — —	(3)
Joseph Deckop Former Interim Chief Executive Officer and Former Executive Vice President	2005 2004 2003	$ $	69,207 350,865 148,173	$	— 100,000 —	(5)	$	— 357,910 —	(6)	— 15,000 50,000	$360,112 6,250 2,875	(4) (7) (7)
Douglas C. Felderman Former Executive Vice President and Chief Financial Officer	2005 2004 2003		$238,871 253,484 —		$70,000 100,000 —	(5)	$	— 410,050 —	(6)	— 60,000 —	$364,095 4,925 0	(8) (7)
Jennifer Pritchard Former Divisional President of Arden B.	2005 2004 2003		$421,308 398,103 315,000		$315,878 245,969 —	(5)	$	— 349,160 —	(6)	— 15,000 66,300	$30,610 6,000 6,000	(9) (7) (7)
Gary White (10) Executive Vice President	2005 2004 2003		$357,126 137,769 —		$242,369 20,000 —	(5)		$678,000 26,400 —	(2)	60,000 30,000 —	$3,500 3,400 —	(7) (7)

(1)	While the Named Executive Officers enjoyed certain perquisites for fiscal years 2005, 2004 and 2003, these did not exceed the lesser of $50,000 or ten percent (10%) of the salary and bonus of any such officer.
(2)	These awards are more fully described under the heading “Employment Agreements with Current Executive Officers”.
(3)	Amount represents payments of $14,114 in housing allowances and $1,585 in moving expenses.
(4)	Amount represents the following payments: (i) severance pay of $354,462 in connection with Mr. Deckop’s resignation as Executive Vice President of the Company on March 18, 2005, (ii) payment of $1,000 in connection with the provision of an automobile and (iii) housing allowance payment of $4,650.
(5)	Bonus amounts earned in fiscal year 2005 were paid to the executives prior to the fiscal year end.
(6)	These awards have been issued pursuant to retention agreements with the applicable Named Executive Officers.
(7)	Amount represents payments in connection with the provision of an automobile.
(8)	Amount represents the following payments: (i) severance pay of $356,500 in connection with Mr. Felderman’s resignation as Executive Vice President and Chief Financial Officer of the Company on August 31, 2005, (ii) payment of $2,950 in connection with the provision of an automobile and (iii) housing allowance payment of $4,645.
(9)	Amount represents the following payments: (i) payment of $2,539 in connection with the provision of an automobile and (ii) housing allowance payment of $28,071.
(10)	Mr. White was promoted to the position of Chief Operating Officer of the Company on April 2, 2006, as is more fully described under the heading “Employment Agreements with Current Executive Officers”.

Option Grants in 2005

The following table sets forth information regarding options granted in fiscal year 2005 to each of the Named Executive Officers. All such options were granted pursuant to the Company’s 1996 Long-Term Incentive Plan, as amended, the Company’s 2000 Stock Incentive Plan or the Company’s 2005 Stock Incentive Plan, as amended.

Option Grants In The Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (shares) (1)	Percentage of Total Options Granted to Employees in Fiscal Year 2005	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%($)	10%($)
Joel N. Waller	96,153	13.47%	$3.12	3/10/15	$188,667	$478,119
	403,847	56.56%	3.12	3/10/15	792,409	2,008,120

Joseph Deckop	—	—	—	—	—	—

Douglas C. Felderman	—	—	—	—	—	—

Jennifer Pritchard	—	—	—	—	—	—

Gary White	60,000	8.40%	$3.39	3/28/15	$127,917	$324,167

(1)	All options granted vest annually in equal tranches over three years.
(2)	Potential realizable value is based on the assumption that the stock price of the Class A Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price performance.

Option Exercise and Fiscal Year-End Values

The following table sets forth information regarding the exercise of options by each of the Named Executive Officers during fiscal year 2005. The table also shows the number and value of unexercised options held by each of the Named Executive Officers as of January 28, 2006. The value of unexercised options is based on a fair market value as determined by the closing sale price of $5.50 per share of Class A Common Stock as of January 27, 2006.

Aggregated Option/Sar Exercises In The Last Fiscal Year

And Option/Sar Values At January 28, 2006

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 28, 2006		Value of Unexercised “In-the-Money” Options at January 28, 2006 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joel N. Waller	0	0	0	500,000	0	$1,190,000
Joseph Deckop	0	0	0	0	0	0
Douglas C. Felderman	0	0	0	0	0	0
Jennifer Pritchard	0	0	89,200	42,100	0	0
Gary White	0	0	10,000	80,000	0	$126,600

(1)	Represents the market value of shares underlying “in-the-money” options on January 28, 2006 less the option exercise price. Options are “in-the-money” at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of January 28, 2006 about the Company’s Class A Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of the Board of Directors under all of the Company’s existing equity compensation plans, including the Company’s 1996 Long-Term Incentive Plan, as amended, the 2000 Stock Incentive Plan and the 2005 Stock Incentive Plan, as amended.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,670,563	$7.82	3,229,506
Equity compensation plans not approved by security holders	0	0	0
Total	3,670,563	$7.82	3,229,506

Changes in Board Composition and Management

The composition of our Board of Directors and executive management has changed since the Company’s last annual meeting. On August 31, 2005, Douglas C. Felderman resigned as Executive Vice President and Chief Financial Officer. On December 12, 2005, John J. Luttrell was appointed Executive Vice President and Chief Financial Officer.

On March 6, 2006, Michael Zimmerman and Jonathan Duskin were appointed to the Board of Directors. On March 1, 2006, Jennifer Pritchard resigned as the President of the Company’s Arden B. division. On March 12, 2006, Gregory S. Gemette was appointed the President of Merchandise of the Company’s Arden B. division. On April 2, 2006, Gary White was appointed as the Company’s Chief Operating Officer. On May 2, 2006, Dyan M. Jozwick became the Chief Merchandise Officer of the Company’s Wet Seal division.

Employment Agreements with Current Executives

Joel N. Waller

On December 16, 2004, the Company and Joel N. Waller entered into an Employment Agreement setting forth the terms of Mr. Waller’s employment with the Company as its President and Chief Executive Officer (the “Waller Agreement”), effective on February 1, 2005 (the “Effective Date”).

Under the Waller Agreement, Mr. Waller shall be entitled to: (i) a base salary of $650,000, (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award up to 100% of Mr. Waller’s base salary and a maximum incentive opportunity of up to 200% of his base salary, and (iii) 2,400,000 performance shares of the Company’s Class A Common Stock which were granted on February 1, 2005 under the terms of the Company’s 2005 Stock Incentive Plan (the “Plan”), as amended, which are not inconsistent with the terms of the performance shares award agreement entered into on February 1, 2005 by the Company and Mr. Waller (the “Award Agreement”).

The Award Agreement provides that the shares will be granted in two tranches of 1,200,000 shares each (“Tranche 1” and “Tranche 2” respectively), subject to certain restrictions. In particular, prior to vesting of the shares, Mr. Waller may not transfer the shares, except to his immediate family members for no consideration or as provided in the Plan or the Award Agreement.

Tranche 1 of Mr. Waller’s shares vested on March 1, 2006. Two hundred thousand of the Tranche 2 Shares will vest if, at any time following the second anniversary of the Effective Date and before the third anniversary of the Effective Date (the “Tranche 2 Vesting Period”), the weighted average closing price of the Company’s Class A Common Stock for any trailing 20 trading days (the “20-Day Average”) during the Tranche 2 Vesting Period equals or exceeds $5.50 per share; an additional 200,000 of the Tranche 2 Shares will vest (until the entire Tranche 2 is 100% vested) each time the 20-Day Average price of the Company’s stock during the Tranche 2 Vesting Period equals or exceeds $6.00, $6.50, $7.00, $7.50 and $8.00 per share; and, if the 20-Day Average equals or exceeds $8.00 per share at any time during the Tranche 2 Vesting Period, 100% of Tranche 2 shall vest. If any of the Shares are still outstanding as of the third anniversary of the Effective Date and have not otherwise vested after giving effect to the vesting provisions described above, the unvested Shares shall automatically be forfeited without the payment of any consideration to Mr. Waller.

Gregory S. Gemette

On March 4, 2006, the Company and Mr. Gregory S. Gemette entered into an Employment Agreement (the “Gemette Agreement”) setting forth the terms of Mr. Gemette’s employment with the Company as President of Merchandise for the Company’s Arden B. division, effective as of March 13, 2006.

Under the Gemette Agreement, Mr. Gemette shall be entitled to: (i) a base salary of $400,000 (subject to annual review by the Board of Directors), (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award up to 50% of Mr. Gemette’s base salary, (iii) a relocation allowance and (iv) the right to receive options to acquire up to 50,000 shares of Class A Common Stock of the Company. The options will vest in equal tranches over a three year period beginning on the first anniversary date of employment. In addition, Mr. Gemette will be entitled to receive 120,000 restricted shares of the Company’s Class A Common Stock. The restricted shares shall be granted in three equal annual installments of 40,000. The initial installment will be granted on the first anniversary of Mr. Gemette’s commencement of employment. The options and restricted stock granted to Mr. Gemette shall be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, as amended, and the related award agreement.

In the event Mr. Gemette is terminated without “cause” (as defined in the Gemette Agreement) or his employment with the Company is terminated by Mr. Gemette for “good reason” (as defined in the Gemette Agreement), he shall be entitled to receive severance pay equivalent to six months base salary.

Dyan M. Jozwick

On May 2, 2006, the Company and Ms. Dyan M. Jozwick entered into an Employment Agreement (the “Jozwick Agreement”) setting forth the terms of Ms. Jozwick’s employment with the Company as Chief Merchandise Officer of the Wet Seal division.

Under the Jozwick Agreement, Ms. Jozwick shall be entitled to: (i) a base salary of $400,000 (subject to annual review by the Board of Directors), (ii) an annual performance bonus equal to a maximum of 100% of Ms. Jozwick’s base salary, (iii) a signing bonus of $50,000, that shall be earned over the course of her first year of employment, (iv) a relocation allowance and (v) the right to receive options to acquire up to 90,000 shares of Class A Common Stock of the Company. The options will vest in equal tranches over a three year period beginning on May 2, 2007. In addition, Ms. Jozwick will be entitled to receive 30,000 restricted shares of the Company’s Class A Common Stock. The restricted shares shall vest in three equal annual installments beginning on May 2, 2007. The options and restricted stock granted to Ms. Jozwick shall be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, as amended, and the related award agreement.

In the event Ms. Jozwick is terminated without “cause” or there is a “change of control” (each as defined in the Jozwick Agreement), she shall be entitled to receive severance pay equivalent to six months base salary.

John J. Luttrell

On December 5, 2005, the Company and Mr. John J. Luttrell entered into an Employment Agreement (the “Luttrell Agreement”) setting forth the terms of Mr. Luttrell’s employment with the Company as its Executive Vice President and Chief Financial Officer, effective as of December 12, 2005.

Under the Luttrell Agreement, Mr. Luttrell shall be entitled to: (i) a starting base salary of $375,000, (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award up to 50% of Mr. Luttrell’s base salary, (iii) a signing bonus of $50,000, payable in installments and subject to forfeiture and (iv) a temporary housing allowance. Mr. Luttrell will also be entitled to receive options to acquire up to 100,000 shares of Class A Common Stock of the Company which will be priced at the greater of (x) the closing price on the date of the commencement of employment and (y) the average 30 day market price of the Company’s Class A Common Stock ending on and including the date of the commencement of employment. The options will vest in equal tranches over a three year period beginning on December 12, 2006. In addition, Mr. Luttrell will be entitled to receive 210,000 restricted shares of the Company’s Class A Common Stock. The restricted shares shall be granted in three equal annual installments of 70,000. The initial installment will be granted on December 12, 2007. The options and restricted stock granted to Mr. Luttrell shall be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, as amended, and the related award agreement.

In the event Mr. Luttrell is terminated without “cause” (as defined in the Luttrell Agreement) within the first three years of the date of his employment, he shall be entitled to receive severance pay equivalent to one year’s base salary. In the event that Mr. Luttrell’s employment is terminated with “cause” (as defined in the Luttrell Agreement) within three years of his employment, or with or without cause on or after the third anniversary of his employment, Mr. Luttrell will not be entitled to severance pay.

Gary White

On April 2, 2006, Mr. Gary White was appointed as the Company’s Chief Operating Officer. Mr. White had previously served as President, Store Operations, Wet Seal division. On April 10, 2006, the Company and Mr. White entered into a new employment agreement (the “White Agreement”) setting forth the terms of Mr. White’s employment with the Company as its Chief Operating Officer, effective as of April 2, 2006.

Under the White Agreement, Mr. White shall be entitled to: (i) a base salary of $450,000 (subject to annual review by the Board of Directors and an increase from $375,000), (ii) annual bonus compensation equal to a maximum of 100% of Mr. White’s base salary and (iii) stock options to purchase 150,000 shares of the Company’s Class A Common Stock, which shall vest in three equal installments on the first, second and third anniversaries of the grant. The exercise price of such options shall be set in accordance with the terms of the plan under which such options are granted and shall be subject to a written option agreement in a form acceptable to the Company.

In the event Mr. White is terminated without “cause” or upon a “change of control” resulting in either a diminution of duties or termination (each as defined in the White Agreement), Mr. White shall be entitled to receive severance pay in an amount equal to one year’s base salary.

Mr. White was also granted equity compensation under the terms of his March 28, 2005 employment agreement with the Company, which included: (i) 60,000 Company stock options which vest equally in three installments beginning on March 28, 2006 and (ii) 200,000 shares of performance shares of the Company’s Class A Common Stock, granted in two tranches, of 100,000 shares each, pursuant to the Company’s 2005 Stock Incentive Plan, as amended, which vest upon the achievement of certain trading prices of the Company’s Class A Common Stock. Tranche 1 of Mr. White’s shares vested on March 28, 2006.

Employment Agreements and Severance Agreements with Former Executives

Joseph Deckop

On October 27, 2004, the Company entered into a retention agreement with Joseph Deckop, in his capacity as Executive Vice President of the Company. Mr. Deckop also served as the Company’s interim Chief Executive Officer following the departure of Mr. Whitford on November 14, 2004 until February 1, 2005, the date upon which Mr. Waller assumed his duties as President and Chief Executive Officer. On March 18, 2005, the Company entered into a Separation Agreement and General Release with Mr. Deckop in connection with his resignation from the position of Executive Vice President, pursuant to the terms of which Mr. Deckop was entitled to: (i) a severance payment of $354,462, (ii) the accelerated vesting of 38,750 shares of restricted stock previously granted to him by the Company and (iii) the right to exercise previously granted, but unexercised, options to purchase 15,000 shares of the Company’s Class A Common Stock until June 13, 2005. Mr. Deckop did not exercise any of these options before they expired.

Douglas C. Felderman

On October 28, 2004, the Company entered into a retention agreement with Douglas C. Felderman, the former Executive Vice President and Chief Financial Officer, which agreement set forth Mr. Felderman’s base salary and other compensation as well as certain severance protections upon an involuntary termination of employment by the Company. On August 31, 2005, the Company entered into a Separation Agreement and General Release with Mr. Felderman in connection with his resignation from the position of Executive Vice President and Chief Financial Officer of the Company, pursuant to the terms of which Mr. Felderman was entitled to: (i) a severance payment of $365,500, (ii) the accelerated vesting of 53,750 shares of restricted stock previously granted to him by the Company, (iii) the right to exercise previously granted, but unexercised, options to purchase 23,334 shares of the Company’s Class A Common Stock until November 29, 2005 and (iv) a payment for unused vacation in the amount of $24,978. Mr. Felderman did not exercise any of these options before they expired.

Jennifer Pritchard

On September 27, 2004, the Company entered into a retention agreement with Jennifer Pritchard, the former President of the Company’s Arden B. division, which agreement set forth Ms. Pritchard’s base salary and other compensation as well as certain severance protections upon an involuntary termination of employment by the Company. On March 1, 2006, the Company entered into a Separation Agreement and General Release with Mr. Pritchard in connection with her resignation from the position of President of the Company’s Arden B. division, pursuant to the terms of which Ms. Pritchard was entitled to: (i) a severance payment of $675,000, (ii) the accelerated vesting of 50,000 shares of restricted stock previously granted to her by the Company and (iii) the right to exercise previously granted, but unexercised, options to purchase 89,200 shares of the Company’s Class A Common Stock until May 30, 2006. As of the date of this Proxy Statement, Ms. Pritchard has not exercised any of these options.

Consulting Agreement with Michael Gold

The Company entered into an agreement with Michael Gold on July 7, 2005 (the “Gold Agreement”) to compensate him for his part in the sales turnaround of the Company and to provide incentives for his future assistance in achieving the Company’s return to profitability. Mr. Gold has been acting as a consultant to the Company and has been instrumental in both the design and execution of the Company’s new merchandise strategy. The Gold Agreement term ends on January 31, 2007.

Mr. Gold was paid $2.8 million for the fiscal year ending January 28, 2006 and will be paid $1.2 million for the fiscal year ending February 3, 2007.

In addition, Mr. Gold was awarded 2.0 million shares of restricted stock which vested on January 28, 2006 and two tranches of performance shares of 1,750,000 each (the “Shares”). Tranche 1 of the Shares vested as follows: 1,050,000 on February 1, 2006; 350,000 on February 15, 2006; and 350,000 on March 29, 2006. Tranche 2 of the Shares is to vest as follows: 350,000 shares will vest if, at any time after January 1, 2007 and before January 1, 2008, the weighted average closing price of the Company’s Class A Common Stock for any trailing 20 trading days (the “20-Day Average”) equals or exceeds $6.00 per share; an additional 350,000 shares will vest (until tranche 2 is 100% vested) each time the 20-Day Average price of the Company’s Class A Common Stock during the vesting period equals or exceeds $6.50, $7.00, $7.50 and $8.00 per share, respectively. In addition, the Tranche 2 Shares to be otherwise earned in calendar year 2007 can vest earlier if sales per square foot of the Company’s Wet Seal division average $350 per square foot for any trailing 12 month period and an agreed merchandise margin is maintained.

The Company filed a registration statement on Form S-8 covering the Shares issued to Mr. Gold.

Director Compensation

All directors, other than Messrs. Waller, Winterstern, Zimmerman and Duskin receive an annual fee of $75,000 that is payable quarterly. Mr. Winterstern receives an annual fee of $250,000 that is payable quarterly. In addition, each director, other than Messrs. Waller, Winterstern, Zimmerman and Duskin, received 300,000 shares of restricted stock, 100,000 shares of which vested on January 27, 2006, and the remaining shares which shall vest in two equal installments on the second and third anniversaries of the date of grant which was January 27, 2005. Mr. Winterstern received 750,000 shares of restricted stock which are subject to the same vesting terms. The terms of the compensation arrangements with Messrs. Zimmerman and Duskin have not yet been determined.

The awarding of stock options and/or restricted stock by the Company to directors, in their capacity as such, is at the discretion of the Compensation/Option Committee. The directors do not receive any additional compensation in connection with their attendance of board and committee meetings. All directors are reimbursed for expenses incurred in connection with attendance at the meetings of the Board of Directors.

Mr. Waller is not entitled to any additional compensation in his capacity as a director. Please see the summary of Mr. Waller’s employment agreement set forth in this Proxy Statement for a description of his compensation.

Indemnification Agreements

The Company has entered into indemnification agreements with each of our current directors and certain of our officers. These agreements requires us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to adverse expenses incurred as a result of any proceeding against them as to which they can be indemnified. We expect to enter into indemnification agreements with our future directors and certain of our officers.

Report of the Compensation/Option Committee of the Board of Directors on Executive Compensation

For fiscal year 2005, the Compensation/Option Committee consisted of four outside directors, each of whom the Board of Directors had affirmatively determined was “independent” in accordance with Nasdaq National Market listing standards. The Compensation/Option Committee is responsible for discharging the Board of Directors’ responsibility with respect to all forms of compensation of the Company’s executive officers, administering the Company’s equity incentive plans for employees, consulting with and making recommendations to the Company’s Board of Directors regarding the Company’s overall policy of granting options and restricted stock awards under the Company’s long-term incentive plans, monitoring the performance of senior management and performing such other functions as the Board of Directors may from time to time assign to the Compensation/Option Committee.

The following report summarizes the philosophies and methods the Board of Directors and the Compensation/Option Committee uses in establishing and administering the Company’s executive compensation and incentive programs, including the development of compensation programs designed to provide key executive officers with ownership interests in the Company and motivation to build shareholder value.

Compensation Philosophy

The Company’s executive compensation programs are based upon the recognition that the Company competes in a creative industry in which it is critical to stay current with rapidly changing trends and styles. Competition is intense for talented executives who can successfully guide a company in this type of competitive environment. Therefore, the Company’s compensation programs are designed to provide total compensation packages that will both attract talented individuals to the Company as well as provide rewards based upon the Company’s long-term success.

With these principles in mind, the Compensation/Option Committee has set forth the following guidelines:

1. Provide base salaries that are competitive in the retail apparel industry to attract and retain talented individuals;

2. Provide annual bonuses that are tied to the Company’s short-term performance to align the interests of the Company’s executives with those of its stockholders; and

3. Provide long-term incentive benefits that will reward long-term commitment to the Company.

In fiscal 2005, the Company entered into employment agreements with John J. Luttrell, the Executive Vice President and Chief Financial Officer of the Company, and Gary White, who served in the roles of Executive Vice President of the Company and Senior Vice President, Store Operations, Wet Seal division, during fiscal year 2005. Mr. White has since been promoted to the position of Chief Operating Officer of the Company. The employment agreement of Mr. Luttrell is more fully described under the heading “Employment Agreements with Current Executive Officers”, as are the terms of Mr. White’s employment agreements with the Company. The Board of Directors enters into employment agreements with certain of its executive officers to incentivize them to remain with the Company and to further align their interests with those of the Company’s stockholders.

Compensation of Executive Officers

Base salaries for executive officers are established with a view to the responsibilities of the position and the experience of the individual. Salary levels are also fixed with reference to comparable companies in retail and related trades. The salaries of executive officers and the incentive plans in which they participate are reviewed annually by the Compensation/Option Committee in light of the Committee’s assessment of individual performance, contribution to the Company and level of responsibility.

Executive officers are eligible to receive annual cash bonuses with a percentage based on the profitability of the Company. The Compensation/Option Committee believes that tying annual cash bonuses to the Company’s profitability aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability.

Restricted stock, performance shares and stock options are granted to executive officers and other key employees whose contributions are considered important to the long-term success of the Company pursuant to the Company’s long-term incentive plans. Restricted stock, performance shares and stock options have historically been granted by the Compensation/Option Committee on a case-by-case basis based upon management’s recommendations and the Committee’s evaluation of an individual’s past contributions and potential future contributions to the Company. In granting restricted stock, performance shares and stock options, the Compensation/Option Committee takes into consideration the anticipated long-term contributions of an individual to the potential growth and success of the Company, as well as the number of options, restricted stock and/or performance shares previously granted to the individual.

Compensation of the Chief Executive Officer

Mr. Joel N. Waller has served as President and Chief Executive Officer of the Company since February 1, 2005. Mr. Waller’s employment agreement is described in this Proxy Statement under the heading “Employment Agreements with Current Executive Officers”. Mr. Joseph Deckop served as interim Chief Executive Officer from November 9, 2004 to February 1, 2005, when Mr. Waller replaced Mr. Deckop as President and Chief Executive Officer of the Company.

Pursuant to Mr. Waller’s employment agreement for fiscal year 2005, Mr. Waller received a base salary of $650,000. He was awarded an annual performance bonus of $796,250 in fiscal year 2005. None of Mr. Waller’s performance shares vested during the fiscal year 2005. In addition, during fiscal year 2005 the Compensation/Option Committee authorized the grant to Mr. Waller of options to purchase 500,000 shares of the Company’s Class A Common Stock, which options vest in equal installments over a period of three years.

In order to encourage Mr. Waller to perform at the highest level, the Committee believes that Mr. Waller’s compensation should be heavily comprised of incentive compensation tied to the annual and long-term financial performance of the Company and the long-term return realized by stockholders. Therefore, Mr. Waller’s base compensation has been and is lower than market salaries and is comprised mostly of performance shares tied to the stock price performance of the Company’s Class A Common Stock.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), enacted as part of the Revenue Reconciliation Act of 1993, limits the deductibility of compensation paid to certain executive officers of the Company beginning with the Company’s taxable year 1994. To qualify for deductibility under Section 162(m), compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be either (1) paid pursuant to a written binding contract in effect on February 17, 1993 or (2) “performance-based” compensation as determined under Section 162(m). In order to be considered “performance-based” for this purpose, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more “outside directors,” pursuant to an arrangement that has been disclosed to and approved by stockholders. Also, in order for an arrangement to give rise to fully deductible “performance-based” compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid thereunder. In the future, the Compensation/Option Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under Section 162(m).

Policy with Respect to Qualifying Compensation Deductibility

The Company’s policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

Compensation/Option Committee:

Sidney M. Horn

Harold D. Kahn

Kenneth M. Reiss

Henry D. Winterstern

The foregoing Report of the Compensation/Option Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by the Company with the SEC, except to the extent specifically incorporated by reference.

Stock Price Performance Graph

The following graph compares the cumulative stockholder return on the Company’s Class A Common Stock with the return on the Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. The graph assumes $100 invested on February 2, 2001 in the stock of The Wet Seal, Inc., the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. It also assumes that all dividends are reinvested.

Performance Graph for the Class A Common Stock of Wet Seal, Inc.

	February 2, 2001*	February 1, 2002*	January 31, 2003*	January 30, 2004*	January 28, 2005*	January 27, 2006*
The Wet Seal, Inc.	$100	$128	$65	$63	$16	$40
NASDAQ Stock Market (US)	$100	$72	$50	$79	$78	$88
NASDAQ Retail Trade Stocks	$100	$119	$97	$142	$170	$184

*	Closest preceding trading date to the beginning of the Company’s fiscal year.

The historical stock performance shown on the graph is not necessarily indicative of future price performance.

Certain Relationships and Related Party Transactions

On May 3, 2005, the Company issued 24,600 shares of preferred stock for an aggregate purchase price of $24.6 million, and warrants to acquire initially up to 7.5 million shares of the Company’s Class A Common Stock in a private placement transaction (the “May Private Placement”) with investors, certain of whom had previously received securities convertible into the Company’s Class A Common Stock in connection with private placement transactions that occurred in June 2004 and January 2005. Messrs. Zimmerman and Duskin serve as Chief Executive Officer and Managing Director and Partner, respectively, of Prentice Capital Management, LP, (“Prentice”), which was one of the investors in the May Private Placement. Prentice paid a purchase price equal to $6,040,000 to the Company in exchange for receiving 6,040 shares of preferred stock and warrants to acquire initially up to 1,473,214 shares of the Company’s Class A Common Stock.

Mr. Siegel is a senior partner with the law firm of Akin Gump Strauss Hauer and Feld LLP (“Akin Gump”). In fiscal year 2005, the Company paid $1,600,000 for legal services received from Akin Gump.

In fiscal 2005, the Company purchased $600,000 of merchandise inventories from YM, Inc., a Canadian retail company owned by Mr. Gold. Also, in his role as merchandising consultant to the Company, Mr. Gold is significantly involved in purchasing decisions and terms negotiated with merchandise vendors for the Wet Seal concept. A substantial majority of these vendors also provide merchandise inventories to Mr. Gold’s Canadian retail businesses.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company’s securities with the Securities and Exchange Commission. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates.

Based solely on a review of copies of the filings furnished to the Company, the Company believes that during fiscal year 2005, all such filing requirements were satisfied by the Company’s officers, directors and ten percent (10%) stockholders, other than one Form 4 filed by Mr. Joel N. Waller with regard to Mr. Waller’s disposition of Class A Common Stock of the Company in one transaction, which was not filed on a timely basis due to delays in the execution of the agreement governing the transaction reflected in this Form 4.

OTHER MATTERS TO COME BEFORE THE 2006 ANNUAL MEETING

The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

SOLICITATIONS

The cost of this solicitation or proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, the Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2007 ANNUAL MEETING

If a stockholder of the Company wishes to present a proposal for consideration at the next annual meeting of stockholders, the proposal must be received at the principal executive offices of the Company no later than December 15, 2006, to be considered for inclusion in the Company’s proxy statement and form of proxy for that annual meeting. A stockholder proposal will be considered untimely for consideration at the next annual meeting if it is not received by the Company at least 45 days prior to the date of the meeting.

Exhibit A

THE WET SEAL, INC.

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The Audit Committee is established by and amongst the Board of Directors of The Wet Seal, Inc. (“the Company”) for the primary purpose of assisting the board with:

•	overseeing the integrity of the Company’s financial statements,

•	overseeing the Company’s compliance with legal and regulatory requirements,

•	overseeing the independent auditor’s qualifications and independence,

•	overseeing the performance of the company’s internal audit function and independent auditor, and

•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from the Company’s outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities and may retain independent counsel, experts or advisors that the Committee believes to be necessary or appropriate.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. The powers and responsibilities delegated by the Board of Directors to the Audit Committee in this Charter or otherwise exercised and carried out by the Audit Committee as it deems appropriate without requirement of approval of the Board of Directors, and any decision made by the Audit Committee (including any decision to exercise or refrain from exercising any of the powers delegated hereunder) shall be at the Audit Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Audit Committee shall have and may exercise all the powers and authority of the Board of Directors. To the fullest extent permitted by law, the Audit Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Audit Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Audit Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employees or audit or accounting firms engaged to provide internal audit services) and the Company’s independent auditor) from which the Audit Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts.

Furthermore, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Audit Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Audit Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” in compliance with the criteria established by the SEC and shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board on the recommendation of the Nominating and Corporate Governance Committee at the annual organizational meeting of the Board to serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Committee members may be removed from the Committee, with or without cause, by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair, or in his or her absence, a member designated by the Chair, shall preside at each meeting of the Audit Committee and set the agendas for the Audit Committee meetings. The Audit Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

III.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports/Accounting Information Review

1.	Review this Charter periodically, at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

2.	Review and discuss with management the Company’s annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

3.	Based on its discussions of the audited financial statements with management, its discussions of the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” and the disclosures received from the independent auditor regarding its independence, recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Review with financial management and the independent auditors the 10-Q prior to its filing (or prior to the release of earnings).

4.	Review earnings press releases with management, including a review of “pro-forma” or “adjusted” non-GAAP information.

5.	Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

6.	Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

Independent Auditors

7.	Meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures followed and the staffing of the audit.

8.	Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor’s performance of permissible nonaudit services is compatible with the auditor’s independence.

9.	Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report; and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

10.	At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company (to assess the auditor’s independence).

11.	Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

12.	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

13.	Confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

Financial Reporting Processes and Accounting Policies

14.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

15.	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control concerns.

16.	Review analyses prepared by management (and the independent auditor as noted in item 9 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

17.	Review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

18.	Review and approve all related party transactions.

19.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

20.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

21.	Review and advise on the selection and removal of the internal audit director, or if an outsourced function and director, the firm providing the internal audit function.

22.	Review activities, organizational structure, and qualifications of the internal audit function.

23.	Annually, review and recommend changes (if any) to the internal audit charter.

Other Compliance Functions

24.	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

25.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

26.	Review management’s monitoring of the Company’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

27.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

28.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

29.	Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting processes, accounting policies or internal audit function.

30.	Review the Company’s policies and procedures with respect to risk assessment and risk management. Such review should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

Other Responsibilities

31.	Review with the independent auditors, the internal auditing department and the management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review will be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

32.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

33.	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

34.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Exhibit B

BUSINESS ETHICS

POLICY

AND

CODE OF CONDUCT

a charter for ethical conduct

The Wet Seal, Inc.

Wet Seal, Inc. Code of Conduct

INTRODUCTION	B-1

ACCURATE AND COMPLETE ACCOUNTING	B-1

RECORD RETENTION	B-2

FAIR DEALING	B-2

LEGAL COMPLIANCE	B-2

CONFLICTS OF INTEREST	B-2
Gifts and Entertainment	B-3
Interests in Competitors, Suppliers and Third Parties	B-3
Indirect Interests or Relationships	B-4

SECURITIES LAWS	B-4

CORPORATE OPPORTUNITIES	B-4

SAFEGUARDING CORPORATE ASSETS	B-5

PROHIBITION AGAINST HARASSMENT	B-5

ASKING FOR HELP AND REPORTING CONCERNS	B-5

INQUIRY FORM	B-6

CONFIRMATION CERTIFICATE	B-7

Note: This Code and related policies are current as of May 1, 2006. In adopting and publishing these guidelines, you should note that (1) in some respects our policies may exceed minimum legal requirements or industry practice, (2) nothing contained in this Code should be construed as a binding definition or interpretation of a legal requirement or industry practice, and (3) any action by our employees or agents in violation of the law or this Code is beyond the scope of such person’s authority or duty and is not an act by us or on our behalf.

To obtain additional copies of this Code, you may contact your supervisor or the Corporate Compliance Officer at 1-888-679-3964 ext. 4796.

Exhibit B

Introduction

The Wet Seal, Inc. Business Ethics Policy and Code of Conduct (“the Code” or “the Policy”) is our charter for ethical conduct. The Wet Seal, Inc. (“the Company”) is in compliance with Federal laws and has established this Code to describe the Company’s expectations for business conduct. The Code applies to all actions of every trustee and every employee, from those who perform entry level functions to senior officers. All officers and managers are responsible for ensuring that employees under their supervision are familiar with the Code and the Policy and are consistently applying it in all business conduct.

In response to recently enacted laws, the Company has established means by which you can confidentially communicate any observations of code violations—in particular accounting and financial reporting controls, auditing practices, or conflicts of interest and other concerns listed herein—without fear of retaliation by the Company or its employees. Retaliation will not be tolerated. To report a concern, you may contact your supervisor or your supervisor’s manager.

If you are aware of or observed improper accounting or financial reporting, you may call our Ethics Hotline at 1-800-435-1445 to speak with a live representative, 24 hours a day from a third party, Global Compliance. These calls are reported back to the Company’s Corporate Compliance Officer, Ms. Pam O’Connor, Senior Vice President of Human Resources. Any investigation of such complaints will be treated as confidentially as possible.

If you have concerns related to other matters covered by the Code, such as conflicts of interest and business ethics, you may call and leave an anonymous voicemail message at 1-888-679-3964 ext. 4796.

Additionally, in either case, you may also speak with our Corporate Compliance Officer, who is authorized to assist you in your report and discuss such issues with you. Please contact Ms. Pam O’Connor, at 949-699-4079.

As far as your personal actions, when you are faced with a situation and you are not clear as to what action you should take, ask yourself the following questions:

•	Does the action comply with this Code?

•	How will your decision affect others, including our customers, shareholders, employees and the community?

•	How will your decision look to others? If your action is legal but can result in the appearance of wrongdoing, consider taking alternative steps.

•	Have you contacted your supervisor regarding the action?

Accurate and Complete Accounting

Our accounting and financial reporting policies must follow Generally Accepted Accounting Principles (GAAP) and other laws and regulations such as those of the Internal Revenue Service and the Securities and Exchange Commission. Laws and regulations require that the Company have and maintain internal controls to ensure the integrity of its financial statements. You are required to adhere to the following policies:

•	All financial transactions (such as sales, leases or purchases) must be recorded truthfully, accurately, in a timely fashion and in sufficient detail so that our accounting records are reliable and fairly reflect the nature of the transactions.

•	You may not make any false or misleading entries or maintain any unrecorded or secret fund, reserve, asset or account for any purpose.

•	You may not make any payment or transfer of funds or assets for any purpose other than that described in the documents supporting the payment or transfer.

•	No invoices believed to be false or fictitious may be paid.

•	It is unlawful for you to fraudulently induce, coerce or mislead our independent public accountants to make our financial statements misleading.

Suspected breaches of improper treatment of an accounting transaction must be reported and investigated. We will not retaliate against any employee for filing a good faith complaint or for cooperating in an investigation of an alleged violation, and will not tolerate or permit retaliation by management, employees or co-workers.

Record Retention

We will retain all books, records and statements in accordance with our record retention policies and all applicable laws and regulations. It is a crime to alter, destroy, modify or conceal documentation or other objects that are relevant to litigation or a government investigation, including not only formal reports but all less formal data such as e-mails, expense reports and internal memos. If you are informed that information in your possession is the subject of litigation or a government investigation, or if you have other reason to believe that such information may be involved in a judicial proceeding, no matter whether you think it is relevant or not, you are prohibited from making any effort to alter, destroy, modify or conceal that information.

Fair Dealing

We are committed to maintaining the highest levels of integrity and fairness within our company. You should not take unfair advantage of anyone (customers, contractors and even competitors) through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice. If you are unclear regarding what constitutes an unfair-dealing practice, please ask your direct manager or the senior manager of your division.

Legal Compliance

The Company behaves in an ethical manner and complies with all laws, rules and government regulations that are applicable to our business. The Company expects the same from its employees.

This discussion is not comprehensive and you are expected to familiarize yourself with all laws and regulations relevant to your position with us, as well as all our related written policies on these laws and regulations. Supervisors are responsible for ensuring that employees under their supervision have access to and are familiar with these laws and regulations.

Conflicts of Interest

All of us must be able to perform our duties and exercise judgment on behalf of the Company without influence or impairment, or the appearance of influence or impairment, due to a non-company activity, interest or relationship.

Conflicts of interest arise:

•	when your private interest interferes—or even appears to interfere—in any way with the Company’s interests;

•	when you take actions or have interests that may make it difficult to perform your Company’s work objectively and effectively; and

•	when you, or a member of your family, receive(s) improper personal benefits (especially loans or guarantees of obligations) as a result of your position in the Company.

Gifts and Entertainment

Commercial bribery is illegal. The following actions may be deemed, or suggest the appearance of commercial bribery when:

•	you directly or indirectly accept gifts, entertainment or favors from anyone with whom the Company does business, and

•	you directly or indirectly provide gifts or favors to the Company’s customers, prospective customers, and public officials and others who are affiliated with such individuals.

As a general rule, and subject to the discussion below, our employees may not accept favors, gifts, free services, discounts, entertainment, or special considerations of any kind in connection with a Company business activity. You should not accept loans from any persons or entities having or seeking our business.

If you are offered a gift or benefit, you must report it to your supervisor (who will report this to the Corporate Compliance Officer). Gifts, services, discounts or entertainment with low value may be allowed on a case by case basis but will in no event be allowed if they are for the sole benefit of the employee or if they are over a value of $250. To the extent practical, disallowed but received gifts, services, discounts, etc., will be shared within the Company or donated to charity. A gift of cash or its equivalent, for any value, is not allowed.

Entertainment or favors to the Company’s customers, prospective customers, and public officials and others who are affiliated with such individuals should be avoided unless pre-approved by your supervisor. All funds expended for business entertainment and gifts must be fully and accurately documented and reflected in the books and records of the Company.

Employees working or traveling in foreign countries should obtain the prior specific approval of our legal counsel before paying for certain privileges, services or actions that would cost nothing in the United States or Canada. If circumstances make such prior approval impossible, the payment should be disclosed to your supervisor as soon afterward as feasible.

None of our funds or assets may be contributed to any political candidate or political party, unless such contribution is expressly permitted by law. Employees must not be reimbursed by the Company in any way, directly or indirectly, for personal political contributions.

Interests in Competitors, Suppliers and Third Parties

You should not have any direct or indirect interest in any transaction to which the Company will be a party if your interest or relationship could influence, or appear to influence, your actions with regard to your Company duties. You should not have any financial or other interest in any competitor, vendor, supplier (i.e., someone who provides products or services to the Company) or third party with whom you could influence or appear to influence the Company’s decision to do business (or proposing to do business).

If any of the following situations pertain to you, notify our Corporate Compliance Officer, who will ensure that the situation is reviewed to determine whether the Company’s business relationship with the relevant vendor, etc., is in the best interest of the Company:

•	You (or your relative) have ownership interests in any of our competitors, vendors, suppliers or third party with whom we do business or are proposing to do business (except for ownership of less than one-percent of the securities of a company whose securities are traded on a national securities exchange);

•	You are currently an employee, trustee, director, agent or officer of a company supplier, vendor, or third party that is doing business or proposes to do business with us;

•	You are directly or indirectly engaged in business transactions with one or more of our competitors, vendors, suppliers or third parties.

Indirect Interests or Relationships

You should not be in a position to influence the Company’s decision to engage in business directly or indirectly with one of your relatives. The definition of a “relative” includes your spouse, child, parent, sibling, sibling’s spouse, son-in-law, daughter-in-law, other in-law and any relative who resides with you or person sharing your home. (For more information, you may refer to our Employee Handbook, Hiring Relatives Section 3.B) You must disclose to our Corporate Compliance Officer any situation in which one of your relatives has an interest in a competitor, supplier or party to any transaction involving the Company. The Corporate Compliance Officer will then ensure that the situation is reviewed to determine whether the Company’s business relationship with the relevant vendor, etc., is in the best interest of the Company.

Securities Laws

Because we are a public company, we are subject to a number of federal laws concerning the purchase and sale of our shares and other publicly traded securities. These Federal Laws prohibit and punish anyone who gives or releases to anyone data or information of a confidential nature concerning the Company.

Employees who know important information stemming from their employment with the Company not generally known to the public (legally known as “material undisclosed information”) about the Company or any other corporation, including customers, suppliers, or competitors, could be found to be in violation of such laws and regulations if they take advantage of that information by:

•	Trading in the Company’s stock, or

•	Trading in another company’s stock by utilizing confidential information, or

•	Inducing, or in any way assisting others to trade in such stock.

Important information includes but is not limited to significant new products or discoveries, sales and earnings forecasts, major contracts, plans for stock splits, and acquisitions or mergers. Such information in the case of another corporation would also include knowledge that the other corporation will enter into or is negotiating for a contract important to it for the sale of goods and services to or by the Company.

Employees shall not, without the proper authority, give or release to anyone data or information of a confidential nature concerning the Company. Employees must always use the highest care to protect this information from outside parties and other employees that are not authorized to see the information. Each employee is always encouraged to seek his or her supervisor’s guidance in maintaining the confidentiality of such information.

For more information about our policies concerning the securities laws, you should refer to our “Corporate Policy and Procedure on Insider Trading and Disclosure of Information to the Public for Employees of The Wet Seal, Inc.” To obtain a copy of the policy, or if you have any questions concerning the securities laws or about our policies with regard to those laws, or regarding the correct ethical and legal action to take in a situation involving material inside information, please contact the Corporate Compliance Officer. A copy of this policy is also available at our company website, www.wetsealinc.com.

Corporate Opportunities

Business opportunities relating to the Company’s line of business can only be utilized by the Company itself and not by employees acting in a private manner. Any business opportunity that fits into the strategic plans or that satisfies our commercial objectives also belongs only to the Company. Unless the terms of our declaration of trust or bylaws dictate otherwise, you may not direct these kinds of business opportunities to our competitors, to other third parties or other businesses that you own or are affiliated with in any way. Under no circumstances may an employee exploit the Company’s business opportunities for their own personal gain.

Safeguarding Corporate Assets

The Company’s assets and funds can only be used for legitimate business purposes to advance our strategic objectives. Each employee is responsible for any Company assets and funds in their possession or under their control. Each employee must diligently work to protect these assets and funds from theft, misuse and waste.

Our assets and funds may never be used for an unlawful purpose. Carefully safeguarding our assets makes us more efficient and avoids the potential for loss and embarrassment to you and us. If you become aware of theft, waste or misuse of our assets or funds or have any questions about your proper use of them, you should speak immediately with your supervisor or our Corporate Compliance Officer.

Prohibition Against Harassment and Hostile Work Environment

It is Wet Seal’s policy that all employment relationships shall be conducted in an environment that is not hostile or offensive. Harassment based on race, color, religion, ancestry, marital status, gender, gender identity and perceived gender, pregnancy, sex, sexual orientation, national origin, political affiliation, military status, age or mental/physical disability, or any other basis prohibited by applicable local, state, or federal law will not be tolerated at Wet Seal.

If you believe that you have been subjected to harassment by a supervisor, Manager, fellow Employee, customer, client, vendor or any other person in connection with your employment at Wet Seal, you should immediately bring the matter to the attention of your supervisor, a Manager, or Human Resources.

All complaints of harassment will be investigated promptly and, where necessary, corrective action will be taken. Any investigation of such complaints will be treated as confidentially as possible. No Employee will be punished or suffer any adverse employment action as a result of bringing any good faith harassment complaint to the Company’s attention.

Any supervisor, agent, or other Employee who is found to have engaged in harassment or retaliation against an Employee for exercising rights protected by this policy will be subject to appropriate discipline, up to and including discharge. If the individual found to have engaged in harassing behavior does not work for the Wet Seal, the Wet Seal will take prompt appropriate action toward preventing any further harassment.

Asking For Help and Reporting Concerns

These polices are imposed by the Board of Directors and reflect our interpretation of the legal requirements. Your failure to adhere to the Code could result in civil or criminal penalties and/or disciplinary action up to and including termination of employment.

When in doubt, ask. Whenever you have a question or concern, are unsure about what the appropriate course of action is, or if you suspect that a violation of the law or this Code has occurred, please talk with your supervisor, your supervisor’s manager, or the Corporate Compliance Officer.

Again, the Company has established means by which you can confidentially communicate any observations of code violations without fear of retaliation by the Company or its employees. Retaliation will not be tolerated. To report a concern, you may contact your supervisor or your supervisor’s manager. If the concern is related to improper accounting or financial reporting, you may call the Ethics Hotline at 1-800-435-1445. This hotline is monitored by a third party. If the concern is related to another sensitive area, such as a potential conflict of interest or other business ethics questions, you may call the Wet Seal, Inc. at 1-888-679-3964 ext. 4796. In either case, you may also speak with our Corporate Compliance Officer who is authorized to assist you in your report and discuss such issues with you. You may contact Ms. Pam O’Connor, the Corporate Compliance Officer, at 949-699-4079.

Nothing herein is intended to give the impression that The Wet Seal, Inc. is not an “at will” employer. Rather, this Code addresses those items specifically named herein and emphasizes the Company’s commitment to ethical conduct throughout the Company.

Inquiry Form-Confidential

If you have a question or concern as to whether specific behavior is a violation of corporate policy, please fill out the following inquiry form and return it to the Human Resources Department, Attention Corporate Compliance Officer, The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, CA 92610.

Name

Date

Please describe your question or concern in as much detail as possible.

If you would like us to contact you or respond to you at home, please provide the following information:

Home Address

Phone No.

I certify that the information stated above is true and correct to the best of my knowledge. I understand that any disclosures I make are subject to review and investigation. I understand that my disclosures may be reviewed by other appropriate company personnel who will use said information to conduct a reasonable inquiry.

I understand that the disclosures that I make will be held confidential and I will suffer no retaliation for reporting concerns.

Signature

Date

Exhibit B

Confirmation Certificate

I have been provided with a copy of the 5/1/06—Code of Conduct of The Wet Seal, Inc. and I acknowledge that I have read the Code and understand my responsibilities under it. I further acknowledge that I should follow the compliance procedures described in the Code if I have any questions or concerns.

Employee Name (Please Print)

Employee Signature

Date

Store Number, City and State

ANNUAL MEETING OF STOCKHOLDERS OF

THE WET SEAL, INC.

June 6, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL EIGHT NOMINEES AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR

VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors - The Board recommends a vote FOR each of the following nominees:		2.	Ratification of the Appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2006.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	m Jonathan Duskin m Sidney M. Horn	3.	Transaction of any other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m Harold D. Kahn m Kenneth M. Reiss m Alan Siegel
☐	FOR ALL EXCEPT (See instructions below)	m Joel N. Waller m Henry D. Winterstern m Michael Zimmerman
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY	THE WET SEAL, INC.	PROXY

ANNUAL MEETING

Solicited on behalf of the Board of Directors

for the Annual Meeting to be held on June 6, 2006

The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Joel N. Waller and John J. Luttrell, or either of them, as his true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, on Tuesday, June 6, 2006, at 10:00 a.m., local time, and any adjournment or postponement thereof with respect to the following matters which are more fully explained in our Proxy Statement dated May 3, 2006, receipt of which is acknowledged by the undersigned.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL EIGHT NOMINEES AND FOR PROPOSAL 2 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be Signed on Reverse Side)

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